SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

January 23, 2004

WODFI LLC

(Exact name of registrant and grantor of the Trust as specified in its charter)

WORLD OMNI MASTER OWNER TRUST

(Issuer with respect to the Securities)

Delaware	333-97487	65-0934017
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

WODFI LLC

190 Jim Moran Blvd.

Deerfield Beach, FL 33442

(Address of principal executive offices of registrant, including Zip Code)

Registrant’s telephone number, including area code: (954) 429-2200

Former name or former address, if changed since last report: Not applicable

Exhibit Index appears on Page 4

Item 5.	Other Events

On January 21, 2004, the World Omni Master Owner Trust issued a series of term notes designated the Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Series 2004-1. The principal characteristics of the Series 2004-1 Notes are as follows:

Initial Invested Amount: $350,000,000

Note Rate: LIBOR + 0.07 and the Assets Receivable Rate for the related Payment Date

Closing Date: January 21, 2004

Expected Principal Payment Date: December 15, 2006

Stated Maturity Date: December 15, 2008

Amortization Period Commencement Date: April 1, 2006, which shall successively and automatically be extended unless the Servicer elects to terminate the automatic extension

Ordinary means of principal repayment: Unless the Servicer elects to terminate the automatic extension of the Amortization Period Commencement Date, Accumulation Period

Accumulation Period Commencement Date: A date occurring when the number of full Collection Periods remaining until the Expected Principal Payment Date equals the Accumulation Period Length, as determined by the Servicer

Primary source of credit enhancement for Class A Notes: Subordination of the Certificates to the extent of the Available Subordinated Amount

Required Subordinated Amount: Approximately 12.99% of the Invested Amount plus the Incremental Subordinated Amount subject to change upon the occurrence of certain events

Required Participation Percentage: 100%

The terms of the Series 2004-1 Notes and the definitions of capitalized terms may be found in the Series 2004-1 Supplement to the Indenture, the Amended and Restated Indenture, the Amended and Restated Trust Sale and Servicing Agreement, the Amended and Restated Receivables Purchase Agreement and the Underwriting Agreement. The Series 2004-1 Supplement to the Indenture and the Underwriting Agreement are attached as exhibits to this report.

The Amended and Restated Indenture, the Amended and Restated Trust Sale and Servicing Agreement and the Amended and Restated Receivables Purchase Agreement were filed as exhibits to a prior report.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of January 7, 2004.

Exhibit 4.1	Series 2004-1 Supplement, dated as of January 21, 2004, to Amended and Restated Indenture, dated as of April 6, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO RECEIVABLES LLC (Registrant)

/s/ Alan Browdy

Dated: January 23, 2004	By:	Alan Browdy
	Its:	Assistant Treasurer

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INDEX OF EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of January 7, 2004.

Exhibit 4.1	Series 2004-1 Supplement, dated as of January 21, 2004, to Amended and Restated Indenture, dated as of April 6, 2000.

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